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                                                                   EXHIBIT 10.10

                          SOFTWARE LICENSING AGREEMENT


         This Licensing, Agreement ("the Agreement") is made and entered into by and between CSC Healthcare Systems, Inc., a California corporation ("CSCHS"), with its principal place of business at 34505 W. Twelve Mile Road, Suite 300, Farmington Hills, MI 48331, and TXEN, Inc., an Alabama corporation ("TXEN"), with its principal place of business at 10 Inverness Center Parkway, Suite 140, Birmingham, AL 35242.


                                   WITNESSETH


         WHEREAS, CSCHS is the owner of the Licensed Property as defined herein; and

         WHEREAS, TXEN has invested substantial effort in developing the Licensed Property for the healthcare market; and

         WHEREAS, CSCHS desires to grant TXEN three (3) end user licenses for the Licensed Property, on the terms and conditions herein.

         NOW, THEREFORE, in consideration of the above and mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Definitions.

1.1      "Marks" shall mean the trademarks and service marks owned by CSCHS.

1.2 "Licensed Property" shall mean the Marks and certain proprietary computer software products developed by the former Seako, Inc. and known or formerly known as MHS Version 1, UMS Version 1, CMS and PMS. The Licensed Property is now owned by CSCHS and is or may be referred to as MHS-TXEN, including all Modifications and supporting documentation made by TXEN.

1.3 "Modifications' shall mean changes, enhancements, improvements, modifications, additions, deletions, error corrections and/or revisions to the Licensed Property, whether created prior to or subsequent to the date of this Agreement.

1.4 "CSCHS' Customers" shall mean organizations which currently license CSCHS' Software.

2.       Grant of End User Licenses.

2.1 Termination of Prior Licenses. All licenses previously granted to TXEN or its predecessors by CSCHS or its predecessors are hereby terminated.


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2.2      Grant of Licenses. TXEN is hereby granted, at no cost to TXEN, three
(3) perpetual, (except as terminated in accordance with this Section 2.3 H of this Agreement for a material breach of TXEN's obligations) non-transferrable, non-marketable source code and object code end user licenses for the Licensed Property, without the right of sublicense unless expressly approved in writing by an authorized officer of CSCHS, for TXEN's internal business use on IBM AS400 model and subsequent compatible model CPUs. Provided that, TXEN's internal business use may include the provision of timesharing, service bureau and/or facilities management services to entities provided that the entity is not a CSCHS Customer. TXEN shall obtain written approval from CSCHS before contacting or servicing a CSCHS Customer. TXEN shall identify on Exhibit A the make, model, serial number and location of each CPU (not to exceed 3) on which the Licensed Property will be run. TXEN shall be entitled to relocate the Licensed Property, at no cost to TXEN, to upgraded or replacement CPUs by providing CSCHS advance written notice of the make, model, serial number and location of the upgraded or replaced CPU.

2.3 Terms and Conditions of License. The licenses granted herein are subject to the following terms and conditions:

A. Title to and Ownership of the Programs, Modification - TXEN acknowledges that the Programs are the commercially valuable, proprietary products and property of CSCHS. TXEN further acknowledges that the Licensed Property represents a substantial economic resource to CSCHS. TXEN further acknowledges that CSCHS treats the Licensed Property as confidential and that the Licensed Property constitute trade secrets of CSCHS, regardless of whether the Licensed Property is or may be copyrighted or patented. Title, full ownership and all proprietary rights in the Licensed Property, including Modifications made by TXEN and/or its customers shall remain with CSCHS. TXEN shall neither receive nor retain any interest in the Licensed Property (other than the right to use the Licensed Property in accordance with the provisions of the Accruement) nor will any right be vested in TXEN to transfer use of the Licensed Property to any other entity.

TXEN agrees that Modifications, customizations and enhancements of the Licensed Property whether made by TXEN, CSCHS, or a third party shall belong solely and exclusively to CSCHS. Any such Modifications, customizations, and enhancements made by TXEN shall be licensed to TXEN under the same terms and conditions of this Agreement as are applicable to the Licensed Property. Notwithstanding the foregoing, TXEN retains ownership of its intellectual rights, market knowledge and experience in developing new products, and is not precluded from future development, without using CSCHS' proprietary products, of products for the health care, insurance or self-funded markets that may be proprietary to TXEN. In the development of future proprietary TXEN products, TXEN shall not have the right to physically incorporate MHS Version 1, MHS-TXEN, or Modifications, as defined by their source code, file structures, and documentation. However, in conjunction with its future development of proprietary TXEN products, TXEN shall have the right to incorporate technical and healthcare market concepts embodied in MHS-TXEN and the Modifications.

B. TXEN agrees to assign to CSCHS and to cause its employees, subcontractors and agents to assign to CSCHS, all right, title and interest in all Modifications made by or for TXEN or CSCHS under this Agreement. The assignments do and shall expressly include all copyright rights and all author's rights, including, without limitation, moral rights. TXEN shall effectuate such assignments by executing and forwarding an assignment in the form attached hereto as Exhibit B, covering any period during which this Agreement is or was in effect. In addition, TXEN shall require all employees and subcontractors to execute an assignment in the form of Exhibit C before granting an employee or subcontractor access to the Licensed Property.

C. TXEN hereby absolutely and unconditionally agrees to indemnify and defend and to hold harmless CSCHS from and against any and all claims, liabilities, cost, and damages arising, made, incurred, or suffered, directly or indirectly, by any person from or in connection with TXEN's use of any of the Licensed Property to determine: (a) whether, and under what circumstances, any person is or is not entitled to be reimbursed or compensated for medical treatment or care proposed to be administered or received; or (b) whether, and under


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what circumstances, any person is or is not entitled to be admitted to a hospital or to other medical facility (whether impatient or otherwise).

D. TXEN shall maintain magnetic media copies of program Modifications and associated documentation made to the Licensed Property by TXEN in a form and format which can be reduced to hardcopy by CSCHS without assistance from TXEN.

E. Non-disclosure - TXEN agrees not to transfer, distribute or disclose the Licensed Property, or any part thereof, to any other person, firm or corporation except as specifically authorized by this Agreement. TXEN shall use all reasonable efforts to confine knowledge and use of the Licensed Property solely to its employees, consultants and contracted staff who require such knowledge and use thereof in the ordinary course and scope of their employment or contract with TXEN.

F. TXEN further agrees that, except for ordinary and necessary backup purposes, it will not use, or have made, any copies of the Licensed Property or part thereof. The Provisions of this Section shall apply to any material or information related to the Licensed Property provided to TXEN prior to, and during the term of this Agreement and shall survive the termination of this Agreement.

Unauthorized use, disclosure, or transfer of copies of the Licensed Property, or information contained therein, will diminish substantially the value of the Licensed Property to CSCHS. Accordingly, if TXEN breaches any of its obligations set forth in the Agreement, CSCHS will be entitled to equitable relief, including orders for specific performance and injunction, as well as monetary damages.

Notwithstanding the foregoing, TXEN retains ownership of its intellectual rights, market knowledge and experience in developing new products, and a transfer of TXEN's intellectual rights, knowledge and experience in future development, without using CSCHS' proprietary products, of products that may be proprietary to TXEN for the health care, insurance or self-funded market shall not be deemed to be a breach of this Agreement. In the development of future proprietary TXEN products, TXEN shall not have the right to physically incorporate MHS Version 1, MHS-TXEN, or Modifications, as defined by their source code, file structures, and documentation. However, in conjunction with its future development of proprietary TXEN products, TXEN shall have the right to incorporate technical and healthcare market concepts embodied in MHS-TXEN and the Modifications.

G. Limitation of Liability - Except as specifically set forth in this Agreement, TXEN agrees that CSCHS's liability to TXEN for any loss, injury, damage, or expense arising directly or indirectly from the Licensed Property or additional products or services rendered hereunder shall not exceed the license fees paid by TXEN for use of the Licensed Property under this Agreement. Under no circumstances shall CSCHS be liable for procurement of substitute products or services or for any indirect, special, or consequential damages, whether based upon contract, tort, or any other legal theory, including but not limited to, any lost profits or third party claims against TXEN arising from CSCHS's performance or non-performance under this Agreement.

H. Termination - In the event that TXEN materially breaches or fails to perform any of its material obligations under Sections 2.2, 2.3, 3.2, 4, or 5.1 CSCHS may, in addition to any other remedy available at law or under this Agreement, terminate this Agreement and Licenses hereunder to use the Licensed Property, by giving TXEN sixty (60) days prior written notice, specifying the nature of the default. If TXEN cures such default during the sixty (60) day notice period, or commences corrective action reasonably acceptable to CSCHS and proceeds with due diligence to complete the corrective action, the notice of termination shall be null and void.

I. In the event that this Agreement is terminated due to the default or bankruptcy of TXEN, CSCHS shall be provided a copy of the source code of the Licensed Property by TXEN. TXEN shall, within ten (10) days after termination of this Agreement and TXEN's license to the Licensed Property, return to CSCHS the original


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and all existing copies of the Licensed Property, together with all related material in TXEN's possession or control. In the event of TXEN's default, CSCHS shall be entitled, at CSCHS' sole option, to provide or sell licenses to the source code to TXEN's customers for the sole purpose of supporting the customer's licensed version of the Licensed Property.

3.       Warranties and Title.

3.1      NO WARRANTY BY CSCHS. THE LICENSED PROPERTY IS LICENSED TO TXEN
"AS IS." CSCHS DOES NOT WARRANT THAT THE LICENSED PROPERTY WILL MEET TXEN'S REQUIREMENTS OR THAT IT WILL OPERATE IN COMBINATION WITH SOFTWARE OR EQUIPMENT OBTAINED BY TXEN FROM ANOTHER SOURCE, OR THAT OPERATION OF THE LICENSED PROPERTY WILL BE ERROR FREE. CSCHS HEREBY DISCLAIMS ALL WARRANTIES , EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PROPERTY, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

3.2 Ownership of Licensed Property. TXEN acknowledges that the Licensed Property and all Modifications made to the Licensed Property hereafter are the commercially valuable proprietary property of CSCHS. Title, full ownership, and all proprietary rights to the Licensed Property, including Modifications made by TXEN or its customers, shall remain with CSCHS; provided that, during the term of this Agreement, CSCHS shall not be entitled to receive or maintain copies of Modifications made by TXEN.

3.3 LIMITATION OF LIABILITY. TXEN agrees that CSCHS shall not be liable for any lost profits, or special or consequential damages arising out of breach of this Agreement or arising from licensing the Licensed Property, or for any claim or demand against TXEN or its Sublicensees. IN NO EVENT WILL CSCHS BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF CSCHS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

4.       Non-Disclosure of Confidential Information.

CSCHS and TXEN each hereby acknowledges that during the term of this Agreement they will provide each other from time to time with information, whether written or oral, that is of a confidential nature and that comprises their respective proprietary trade secrets or, in certain instances, the proprietary trade secrets of third parties in the disclosing party's possession pursuant to contract. Each of the parties hereto shall protect, and shall cause its respective employees, agents, and independent contractors to protect, the confidentiality of such information, shall use such information solely for the purposes of this Agreement, and shall not disclose, or permit or suffer the disclosure, of such information to any third party, except:

(i) with the prior written authorization of the lawful owner of such information; or

(ii)     as required to carry out the purposes of this Agreement; or

(iii) where the information (a) was previously known to the receiving party free of any obligation to keep it confidential; (b) is or becomes publicly available, by other than unauthorized disclosure; (c) is independently developed by the receiving party without knowledge of the proprietary or confidential information; (d) is lawfully received by the receiving party from a third party whose disclosure would not violate any confidentiality or other legal obligation; or (e) is required by law; provided, however, that in the event disclosure is required of the disclosing party under the provisions of any law or court order, the receiving party will notify the other of the obligation to make such disclosure sufficiently in advance of the disclosure that the disclosing party may assert the confidentiality of such information.

The provisions of this Section 4 shall survive the termination of this Agreement, and any violation of this Section 4 shall entitle the party whose trade secrets have been misappropriated or disclosed to injunctive relief,


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in addition to and not in lieu of any other and further relief that such party is or may be entitled to at law or in equity. Upon termination of this Agreement each party shall return to the other party all-confidential information belonging to such other party, or shall provide such other party with satisfactory evidence that such information has been destroyed.

5.       Use and Inspection.

5.1 Advertising or Publicity. TXEN may use the Marks in sales literature, catalogues, mailings and other such materials, subject to CSCHS' approval of such use, which shall not be unreasonably withheld. CSCHS and TXEN shall have the right to publicize their relationship in any advertising or publicity releases with the prior written approval of the other, which shall not be unreasonably withheld.

6. Liability. The surrender, cancellation or termination of this Agreement shall not affect the liability of either party for obligations accruing prior to termination.

7.       Remedies.

7.1 Injunctive Relief. Remedies at law may be inadequate to preserve the parties rights hereunder. Therefore, the parties shall be entitled to equitable relief, including without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties at law.

7.2 Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, each party, if it is the successful or prevailing party, shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

8.       Miscellaneous Provisions.

8.1 Notices. All notices shall be in writing personally delivered or sent by confirmed facsimile or mailed by certified mail, return receipt requested, addressed to the parties at the address specified below:

TXEN, Inc.                                  CSC Healthcare Systems, Inc.
c/o President                               c/o V.P. Finance and Administration
10 Inverness Parkway                        34505 W. Twelve Mile Road
Suite 140                                   Suite 300
Birmingham, AL 35242                        Farmington Hills, MI 48331

8.2 Independent Contractors. Each party, its officers, agents, and employees are at all times independent contractors. Nothing in this Agreement shall be construed to make either party or any of its officers, agents or employees an agent, servant, employee, or joint venturer of the other.

8.3 Entire Agreement. This Agreement, including all Exhibits, which are hereby expressly incorporated herein, represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and all prior agreements, understandings, representations and warranties with respect to such subject matter, whether written or oral, are merged into and superseded by this Agreement. This Agreement may be amended only in a writing executed by a duly authorized officer of both parties.

8.4 Waiver. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent


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by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent, waiver of, or excuse for any other different or subsequent breach.

8.5 Severability. The invalidity or unenforceability of any provisions of this Agreement as declared by a court of competent jurisdiction shall not effect the validity or enforceability of any other provision.

8.6 Governing Law. This Agreement shall be interpreted and enforced in accordance with the internal, substantive laws of the State of California, including, without limitation, Articles 1 and 2 of the UCC as in effect in the State of California. Any disputes that arise hereunder shall be resolved in a California or Federal Court sitting in the State of California, provided that either party may submit any dispute under this Agreement to binding arbitration, which shall be conducted under the then-prevailing rules of the American Arbitration Association in the jurisdiction in which the submitting party's principal place of business is located.

8.7 Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement, provided that such failure is due to causes beyond the reasonable control of such party, including, without limitation, work stoppages, strikes, shortages, or unavailability of materials, delays in transportation, war, civil disturbances, acts of God, or such other occurrences ordinarily included within the concept of force majeure.

8.8 Assignment. This Agreement may not be assigned in whole or in part, by TXEN without the prior written consent of an authorized officer of CSC Healthcare Systems, including any assignment by operation of law, or acquisition in whole or in part of TXEN or its business by other persons or entities. CSCHS' consent to assignment shall not be unreasonably withheld.

8.9      Effective Date.  The effective date of this Agreement shall be July 20,
1992.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the latest date of execution written below.


CSC Healthcare Systems, Inc.                     TXEN, Inc.


By:  /s/ George S. Huntzinger                    By:  /s/ Thomas L. Patterson
     ------------------------                         -----------------------
     George S. Huntzinger                             Thomas L. Patterson

Its: President                                   Its: President

Date:  June 1, 1993                              Date:  5/6/93
       ----------------------                           ---------------------


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                                   EXHIBIT A


MHS/UMS LICENSE NUMBER ONE

LOCATION                             MODEL             SERIAL NUMBER
--------                             -----             -------------

TXEN, INC                            IBM-E70              00A8584
10 INVERNESS CTR PKWY
SUITE 140
BIRMINGHAM, AL 35242



MHS/UMS LICENSE NUMBER TWO

RESERVED FOR FUTURE USE



MHS/UMS LICENSE NUMBER THREE

RESERVED FOR FUTURE USE



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                                   EXHIBIT B


TXEN, Inc., for itself, its employees, agents and assigns hereby grants and assigns to CSC Healthcare Systems, Inc. all right, title and interest, including, without limitation, all copyrights, authors' rights and moral rights, in and to all Modifications, as defined herein, and made during the term of the "Software Licensing Agreement. "

TXEN, Inc.


By: /s/ Thomas L. Patterson
    -----------------------
Thomas Patterson

Its: President

Date:  5/6/93
       ------------------


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                                   EXHIBIT C


I, for myself, my heirs, successors and assigns hereby grant and assign to CSC Healthcare Systems, Inc. all right, title and interest, including, without limitation, all copyrights, authors' rights and moral rights, in and to all Modifications to the Licensed Property, as those terms are defined in TXEN, Inc.'s Software Licensing Agreement with CSC Healthcare Systems, Inc., and made during the term of my contract or employment with TXEN, Inc. I further agree to keep strictly confidential any and all information I receive regarding the Licensed Property.



By:
    --------------------------


Date:
      ------------------------


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                              CONTRACT CHECK LIST

Contract Authorization Approval Form
                                                    ---------------------------

UCC-1 Form
                                                    ---------------------------


Job Cost Numbers:

         Created
                                                    ---------------------------

         Work Began On
                                                    ---------------------------

Purchase Requisition:

         Order Placed
                                                    ---------------------------

         If so, When
                                                    ---------------------------

         Order Shipped
                                                    ---------------------------

Invoicing Information:

         Deposit Check Received
         Sales Assignment Form
                                                    ---------------------------

         When To Be Invoiced
                                                    ---------------------------

REVIEWED BY:


Jeanne Dunk                             /s/ JMD
                                        ---------------------------

Dennis Dooley                           /s/ DD
                                        ---------------------------

George Huntzinger                       /s/ / GH
                                        ---------------------------

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